UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware	20-5319263
Delaware	20-5654040
Delaware	20-0109621
Mississippi	38-3680199
Mississippi	01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     Effective April 15, 2008, Tropicana Entertainment, LLC (the “Company”), Tropicana Finance Corp. (“Tropicana Finance”), CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC and certain officers of the Company entered into a Forbearance Agreement, Consent and Waiver (the “Indenture Forbearance Agreement”) with the Noteholders (as defined therein) and Wilmington Trust Company (“WTC”), as successor Trustee under the Indenture, dated as of December 28, 2006 (as amended from time to time, the “Indenture”), entered into by and among Tropicana Entertainment, Tropicana Finance and U.S. Bank National Association. The Indenture Forbearance Agreement was entered into to, among other things, enable the parties thereto to explore a consensual restructuring of the obligations owing under the Indenture.
     Pursuant to the terms of the Indenture Forbearance Agreement, the Company and certain of its affiliates agreed to pay $2 million on account, and in full satisfaction, of WTC’s claim for indemnity under the Indenture through April 15, 2008 and WTC and the Noteholders agreed to, among other things, forbear from exercising certain rights and remedies in connection with (i) the existing default under Section 4.06 of the Indenture arising out of the transfer of title to the assets of Adamar of New Jersey, Inc. (“Adamar”), an indirect subsidiary of the Company, from Adamar to a conservator appointed by the New Jersey Casino Control Commission and (ii) certain other specified events. In addition, the parties to the Indenture Forbearance Agreement agreed to perform certain additional covenants, including a covenant to withdraw the Company’s pending motion for a preliminary injunction, and stay and continue, without prejudice, all other motions, discovery and other proceedings in their pending litigation before the Delaware Court of Chancery. The terms of the Indenture Forbearance Agreement will remain in effect until the earliest to occur of (i) May 15, 2008, (ii) the failure of the Company to pay a forbearance fee of up to $3 million by May 1, 2008 and (iii) certain specified termination events on or after April 20, 2008.
     Although the Company intends to pursue in good faith efforts to renegotiate or restructure the terms of the Indenture with the Noteholders, there can be no assurance that these efforts will ultimately be successful. In addition, any restructuring plan ultimately agreed upon by the Company and the Noteholders may involve implementation through a bankruptcy filing by the Company and certain of its subsidiaries. In the event that the Company and the Noteholders fail to agree on the terms of a consensual restructuring of the obligations under the Indenture during the term of the Indenture Forbearance Agreement, the Noteholders may attempt to effect an acceleration of the obligations under the Indenture. In such event, a material adverse effect on the Company and its results of operations would result and it is likely that the Company and certain of its subsidiaries would be forced to seek protection from their creditors through a bankruptcy filing.
     The foregoing summary of the Indenture Forbearance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture Forbearance Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.
     The Indenture Forbearance Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the Company or any other signatories of the agreement. The representations, warranties and covenants contained in the Indenture Forbearance Agreement were made only for purposes of that agreement and as of the specific date set forth therein, were solely for the benefit of the parties to the Indenture Forbearance Agreement and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Indenture Forbearance Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Indenture Forbearance Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Indenture Forbearance Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
Exhibit 10.1
Forbearance Agreement, Consent and Waiver, effective as of April 15, 2008, by and among Tropicana Entertainment, Tropicana Finance, CP Laughlin Realty, LLC, Columbia Properties Vicksburg, LLC and certain officers of the Company, the Noteholders and WTC.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: April 16, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

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